Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the financial statements of Galaxy Digital Inc., incorporated herein by reference.

/s/ KPMG LLP

New York, New York
May 13, 2025